ACCOUNTANTS' CONSENT



We have issued our report dated February 24, 2000, accompanying the financial statements of Camco Financial Corporation 401(k) Salary Savings Plan as of December 31, 1999 and for the year then ended, which are incorporated within the Annual Report on Form 10-K for the year ended December 31, 1999 filed by Camco Financial Corp (Camco). We hereby consent to the incorporation by reference of our report in Camco's Post-Effective Amendment No. 1 to Form S-8 (33-88072).




/s/Crowe, Chizek and Company LLP


Oak Brook, Illinois
March 29, 2000